Filed Pursuant to Rule 424(b)(5)
Registration No. 333-297116
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 29, 2026)
15,000,000 Shares

Vishay Intertechnology, Inc.

Common Stock
We are offering 15,000,000 of shares of our common stock, par value $0.10 per share (our “common stock”).
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “VSH.” On June 26, 2026, the last reported sale price of our common stock was $56.35 per share.
We have granted the underwriters an option to purchase up to an additional 2,250,000 of shares of our common stock, for 30 days after the date of this prospectus supplement.

	Per Share	Total(2)
Price to the public	$50.00	$750,000,000
Underwriting discount and commissions(1)	$1.75	$26,250,000
Proceeds, before expenses, to us	$48.25	$723,750,000

(1)
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting (Conflicts of Interest)” beginning on page S-16 for additional information regarding underwriter compensation.

(2)	Assumes no exercise of the underwriters’ option to purchase additional shares.
Investing in our common stock involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the shares of our common stock will be made on or about July 1, 2026.
Lead Book-Running Manager
J.P. Morgan
Book-Running Managers

Needham & Company	Oppenheimer & Co.

Raymond James	TD Cowen	Truist Securities

Co-Managers

Fifth Third Securities	MUFG	Santander	UniCredit

June 29, 2026

Prospectus Supplement
Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering.
You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.
Neither we nor the underwriters have authorized anyone to provide you with information that is in addition to or different from the information included or incorporated by reference into this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where such offer is not permitted.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, our business, financial condition, results of operations and prospects may have changed.
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on our management’s beliefs and assumptions and on information available to our management as of the date hereof or as of the date of any such document incorporated herein by reference, as the case may be. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. All statements other than present and historical facts and conditions contained in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.
We have based the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference primarily on our expectations and projections about future events and trends as of the date hereof or as of the date of the applicable document incorporated herein by reference, as the case may be, that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include:
•	general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand;
•	delays or difficulties in implementing our cost reduction strategies;
•	delays or difficulties in expanding our manufacturing capacities;
•	an inability to attract and retain highly qualified personnel;
•	changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates;
•	competition and technological changes in our industries;
•
difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses;

•	changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same;
•	volatility in prices for metals and materials;
•	changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same;
•	changes in applicable accounting standards;
•	our anticipated use of proceeds from this offering; and
•	other factors described in the section titled “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2025.
Additionally, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those
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described in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the applicable document incorporated herein by reference, as the case may be, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
The forward-looking statements made in this prospectus supplement and the documents incorporated herein by reference relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus supplement or to conform such statements to actual results or revised expectations, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
This prospectus supplement and the documents incorporated herein by reference contain market data and industry forecasts that were obtained from industry publications. Any such data and forecasts involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified any third-party information.
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SUMMARY
This summary highlights information contained or incorporated by reference elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein, including our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement and the section titled “Risk Factors” included elsewhere in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference. Except as otherwise indicated or unless the context otherwise requires, the terms “Vishay,” the “Company,” “we,” “us,” “our” or similar terms refer to Vishay Intertechnology, Inc. and its consolidated subsidiaries.
Business Overview
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and healthcare markets.
We operate in six segments based on product functionality: MOSFETs, Diodes, Optoelectronic Components, Resistors, Inductors, and Capacitors.
Our goal is to enhance stockholder value by growing our business and improving earnings per share. Since 1985, we have pursued a business strategy of growth through focused research and development and acquisitions. We plan to continue to grow our business through intensified internal growth supplemented by opportunistic acquisitions, while maintaining a prudent capital structure. As we advance our Think Customer First organizational culture in 2026, we are focused on maintaining capacity readiness to fulfill rising demand, growing existing customer relationships, attracting new customer relationships, driving innovation, delivering new products and solutions, and expanding production in low-cost countries to support our regional competitiveness.
We are focused on realizing the full value of our broad product portfolio, becoming a customer-first company, and capitalizing on the mega trends of e-mobility, sustainability, and connectivity to drive top line growth, expand margins, and optimize stockholder returns. Our elevated capital expenditure levels over the past three years has positioned us with increased capacity to assure our customers of reliable supply as they scale production and to supply more part numbers to them. We are committed to completing our capacity expansion projects, but have modulated and will continue to modulate spending in response to order flow, timing of customer demand and qualification, changes in lead times for equipment, and increases in subcontractor capacity. For 2026, we plan to spend between $400 million to $440 million for capital expenditures, approximately half of which is expected to be invested in our 12-inch wafer fab we are building in Itzehoe, Germany.
Our business and operating results have been and will continue to be impacted by worldwide economic conditions. Our revenues are dependent on end markets that are impacted by consumer and industrial demand, and our operating results can be adversely affected by reduced demand in those global markets. In this volatile economic environment, we continue to closely monitor our fixed costs, capital expenditure plans, inventory, and capital resources to respond to changing conditions and to ensure we have the management, business processes, and resources to meet our future needs. We believe we can react quickly and professionally to changes in demand to minimize manufacturing inefficiencies and excess inventory build in periods of decline and maximize opportunities in periods of growth. We believe we have sufficient liquidity to withstand temporary disruptions in the economic environment.
Corporate Information
We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.
In addition, our company website can be found on the Internet at www.vishay.com. The website contains information about us and our operations. The information contained on or accessible through our website is not incorporated herein by reference and does not constitute a part of this prospectus supplement. Copies of each of our filings with the SEC on Form 10-K, Form 10-Q, and Form 8-K, and all amendments to those reports, can be viewed and downloaded free of charge as soon as reasonably practicable after the reports and amendments are electronically filed with or furnished to the SEC. To view the reports, access ir.vishay.com and click on “SEC Filings.”
Certain documents can also be obtained in print by any stockholder upon request to our Investor Relations Department at the following address:
Corporate Investor Relations
Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, PA 19355-2143

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “Description of Our Common Stock” section of the accompanying prospectus.
Issuer
Vishay Intertechnology, Inc., a Delaware corporation.
Common stock offered by us
15,000,000 of shares of our common stock.
Option to purchase additional shares
The underwriters have an option to purchase up to an additional 2,250,000 of shares of our common stock. The underwriters may exercise their option at any time within 30 days from the date of this prospectus supplement.
Common stock to be outstanding after this offering
139,008,087 shares of our common stock (or 141,258,087 shares if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds
We estimate that the net proceeds to us from the offering will be approximately $721.7 million (or approximately $830.3 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of our common stock in this offering to accelerate our growth initiatives and for general corporate purposes, including to reduce current borrowings under our senior secured credit facility. See “Use of Proceeds” on page S-9.
Conflict of Interest
Because affiliates of J.P. Morgan Securities LLC, TD Securities (USA) LLC, MUFG Securities Americas Inc., Santander US Capital Markets LLC and UniCredit Capital Markets LLC are lenders and/or agents under our senior secured credit agreement and may receive 5% or more of the net proceeds of this offering if we use a portion of the net proceeds to repay all or a portion of the amounts outstanding under this facility, J.P. Morgan Securities LLC, TD Securities (USA) LLC, MUFG Securities Americas Inc., Santander US Capital Markets LLC or UniCredit Capital Markets LLC may be deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”
New York Stock Exchange symbol
“VSH.”
Risk Factors
Investing in our common stock involves risk. See “Risk Factors” in this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Transfer agent and registrar
Computershare Limited.
Unless we specifically state otherwise or the context otherwise requires, the number of shares of common stock to be outstanding after this offering is based on 124,008,087 shares issued and outstanding as of April 4, 2026 and excludes as of that date:
•
5,071,000 shares of common stock issuable upon the vesting and settlement of our restricted stock units, assuming any performance-based awards are achieved at maximum, under the Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan (the “2023 Plan”);

•	142,000 shares of common stock underlying phantom stock units;
•
24,870,675 shares of common stock reserved for future issuance pursuant to the conversion of our outstanding 2.25% convertible senior notes due 2030 (the “2030 Notes”), of which $750,000,000 aggregate principal amount was outstanding;

•	549,000 shares of common stock reserved for issuance under the 2023 Plan; and
•	12,097,148 shares of common stock issuable upon conversion of our outstanding shares of Class B common stock, par value $0.10 per share (“Class B common stock”).
On May 18, 2026, following approval by our board of directors, our stockholders approved an amendment to the 2023 Plan that, among other things, (i) increases the number of shares of common stock available for issuance under the 2023 Plan by 6,000,000 shares, and (ii) extends the term of the 2023 Plan by approximately three years.
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS
Investing in our common stock involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information provided under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, you should carefully consider the risks described or referred to below before deciding to purchase our common stock. The occurrence of any of these risks may materially harm our business, results of operations and financial condition. As a result, the trading price of our common stock may decline, and you might lose part or all of your investment. As used in this section, “we,” “our” and “us” refer to Vishay Intertechnology, Inc. and not to its subsidiaries.
Risks Related to this Offering and Our Common Stock
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline.
The issuance or sale of additional shares of our common stock, or rights to acquire shares of our common stock, could depress the trading price of our common stock.
We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into, or exercisable or exchangeable for, our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, as of April 4, 2026, we had 5,071,000 shares of common stock that were issuable upon the vesting and settlement of outstanding restricted stock units, assuming any performance-based awards are achieved at maximum; 142,000 shares of common stock underlying phantom stock units; 24,870,675 shares of common stock reserved for future issuance pursuant to the conversion of 2030 Notes, of which $750,000,000 aggregate principal amount was outstanding; 549,000 shares of common stock reserved for issuance under the 2023 Plan; and 12,097,148 shares of common stock issuable upon conversion of our outstanding Class B common stock. Additionally, on May 18, 2026, following approval by our board of directors, our stockholders approved an amendment to the 2023 Plan that, among other things, increased the number of shares of common stock available for issuance under the 2023 Plan by 6,000,000 shares. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock may significantly decline. In addition, our issuance of additional shares of common stock, including upon conversion of our outstanding 2030 Notes, will dilute the ownership interests of our existing common stockholders.
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.
Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the book value per share of common stock, after giving effect to this offering. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of common stock or common stock-related securities, together with the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in further dilution.
Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general and the stock prices of companies in our industry in particular.
Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock, which may be unrelated or disproportionate to changes in our operating performance. Any actual or perceived weakness in the economy in general could increase the volatility of the stock market, which may adversely affect the market price of our common stock. In addition, the stock prices of many companies in the semiconductor industry have recently increased substantially, and there can be no guarantee that these market conditions will persist. A downturn in the market for semiconductor companies could adversely impact the market price of our common stock.
If securities or industry analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If we fail to meet the estimates provided by securities or industry analysts, our stock price would likely decline. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or change their views regarding the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts stop covering us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
The holders of our Class B common stock have effective voting control of our company, giving them the effective ability to prevent a change in control transaction.
We have two classes of common stock: common stock and Class B common stock. The holders of common stock are entitled to one vote for each share held, while the holders of Class B common stock are entitled to 10 votes for each share held. At April 4, 2026, the holders of Class B common stock held approximately 49.4% of the voting power of the Company. The ownership of Class B common stock is highly concentrated, and holders of Class B common stock effectively can cause the election of directors and approve other actions as stockholders. Mrs. Ruta Zandman (a member of our board of directors) controls the voting of, solely or on a shared basis with Marc Zandman (our Executive Chairman) and Ziv Shoshani (a former member of our board of directors), approximately 89.7% of our Class B common stock and 44.3% of the total voting power of our capital stock as of April 4, 2026. Holders of our Class B common stock may act in ways that are contrary to, or not in the best interests of, holders of our common stock. The voting rights of the holders of our Class B common stock effectively give such holders the ability to prevent transactions that would result in a change in control of us, including transactions in which holders of our common stock might otherwise receive a premium for their shares over the then-current market price.
Our stock price may be volatile, and the value of our common stock may decline.
The market price of our common stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control, including:
•	actual or anticipated fluctuations in our financial condition or results of operations;
•	variance in our financial performance from expectations of securities analysts or the financial guidance we provide to the public;
•	changes in the pricing of our products and platform;
•	changes in our projected operating and financial results;
•	changes in laws or regulations applicable to our platform and products;
•	announcements by us or our competitors of significant business developments, acquisitions, or new offerings;
•	significant data breaches, disruptions to or other incidents involving our software;
•	our involvement in litigation;
•	future sales of our common stock by us or our stockholders;

•	changes in senior management or key personnel;
•	the trading volume of our common stock;
•	changes in the anticipated future size and growth rate of our market; and
•	general economic and market conditions.
Broad market and industry fluctuations, as well as general economic, geopolitical, regulatory, and market conditions, may also negatively impact the market price of our common stock. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We have in the past and may in the future be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.
Anti-takeover defenses in our corrected amended and restated certificate of incorporation, our amended and restated bylaws and under Delaware law may impede or discourage a merger, a takeover attempt or other business combinations, which could also reduce the market price of our common stock.
We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. Our corrected amended and restated certificate of incorporation and amended and restated bylaws also contain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions include:
•
the provision that our Class B common stock is generally entitled to ten votes per share, while our common stock is entitled to one vote per share, enabling the holders of our Class B common stock to effectively control the outcome of substantially all matters submitted to a vote of our stockholders, including the election of directors and change of control transactions;

•
the provision establishing a classified board of directors with three-year staggered terms and the provision that a director may be removed only for cause, each of which could delay the ability of stockholders to change the membership of a majority of our board of directors;

•
the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•
the right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•
the requirement that a special meeting of stockholders may be called only by the directors or by any officer instructed by the directors to call the meeting, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•
the ability of our board of directors, by majority vote, to amend the bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt.

In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. This statute prohibits a Delaware corporation listed on a national securities exchange from engaging in a business combination with an interested stockholder (generally a person who, together with its affiliates, owns or within the last three years has owned 15% or more of our voting stock subject to certain exceptions) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 also could have the effect of delaying or preventing a change in control of us. Any of these provisions could, under certain circumstances, depress the market price of our common stock.
The ability of our board of directors or a committee thereof to create and issue a new series of preferred stock and certain provisions of Delaware law and our corrected amended and restated certificate of incorporation and amended and restated bylaws could impede a merger, takeover attempt or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock.
Finally, certain provisions in the 2030 Notes and the applicable indenture could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover would constitute a fundamental change, holders of the notes will have the right to require us to repurchase their notes in cash. In addition, if a takeover constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such takeover. In either case, and in other cases, our obligations under the notes and the applicable indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that holders of the notes or holders of our common stock may view as favorable.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $721.7 million (or approximately $830.3 million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and estimated expenses of this offering. We intend to use the net proceeds from the sale of our common stock in this offering to accelerate our growth initiatives and for general corporate purposes, including to reduce current borrowings under our Credit Facility (as defined below). These growth initiatives may include investments in capacity expansion, manufacturing optimization, technology innovation research and development, and other strategic priorities intended to support long-term growth. We may also use a portion of the net proceeds to acquire or invest in businesses, products and/or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending these uses, we may invest the net proceeds in short-term, investment-grade instruments.
Our senior secured credit facility is with a consortium of banks led by J.P. Morgan Chase Bank, N.A. and matures on May 8, 2028 (the “Credit Facility”). Borrowings under the Credit Facility currently bear interest at the Secured Overnight Financing Rate plus 2.10%.
Certain of the underwriters or their affiliates are lenders and/or agents under the Credit Facility. Accordingly, such underwriters and/or their respective affiliates may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DIVIDENDS
In 2022, our board of directors adopted a Stockholder Return Policy, which calls for us to return at least 70% of free cash flow, net of scheduled principal payments of long-term debt, on an annual basis. We intend to return such amounts to stockholders directly, in the form of dividends, or indirectly, in the form of stock repurchases. The policy sets forth our intention, but does not obligate us to acquire any shares of common stock or declare any dividends, and the policy may be terminated or suspended at any time at our discretion, in accordance with applicable laws and regulations. For 2026, we expect to maintain our dividend and opportunistically repurchase shares based on available liquidity in line with this policy.
The structure of our Stockholder Return Policy enables us to allocate capital responsibly among our business, our lenders, and our stockholders. We will continue to invest in growth initiatives including key product line expansions, targeted R&D, and synergistic acquisitions.
We have paid dividends each quarter since the first quarter of 2014, and the Stockholder Return Policy will remain in effect until such time as our board of directors votes to amend or rescind the policy. Our most recent quarterly dividend declared by our board of directors was $0.10 per share of common stock and Class B common stock, paid on June 29, 2026 to stockholders of record as of the close of business on June 18, 2026. Implementation of the Stockholder Return Policy is subject to future declarations of dividends by our board of directors, market and business conditions, legal requirements, and other factors.

CAPITALIZATION
The following table sets forth our cash, cash equivalents and short-term investments and capitalization as of April 4, 2026:
•	on an actual basis; and
•
on an as adjusted basis to give effect to this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us but without giving effect to the anticipated use of the net proceeds from this offering.

This table should be read in conjunction with “Use of Proceeds” in this prospectus supplement and our consolidated financial statements, related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the quarter ended April 4, 2026, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of April 4, 2026
	Actual	As Adjusted
	(in thousands, except par value and share amounts)
Cash and cash equivalents	$479,357	$1,201,057
Short-term investments	191	191
Total cash, cash equivalents, and short-term investments	479,548	1,201,248
Short-term debt (including current portion of long-term debt)	—	—
Long term debt (less current portion)
Senior secured credit facility(1)	250,000	250,000
2.25% Convertible senior notes, due 2030(2)	750,000	750,000
Deferred financing costs	(16,910)	(16,910)
Total long-term debt	983,090	983,090
Stockholders’ equity(3):
Preferred stock, par value $1.00 per share: 1,000,000 shares authorized; none issued, actual and as adjusted	—	—
Common stock, par value $0.10 per share: 300,000,000 shares authorized; 124,008,087 shares outstanding, actual and 139,008,087 shares outstanding, as adjusted	12,402	13,902
Class B common stock: 40,000,000 shares authorized; 12,097,148 shares outstanding, actual and as adjusted	1,210	1,210
Capital in excess of par value	1,109,461	1,829,661
Retained earnings	885,771	885,771
Accumulated other comprehensive income	67,021	67,021
Total equity	2,075,865	2,797,565
Total capitalization	$3,058,955	$3,780,655

(1)
At April 4, 2026, we had $250 million outstanding under our Credit Facility. After giving effect to subsequent borrowings, as of June 26, 2026, we had $303 million outstanding under our Credit Facility.

(2)	At April 4, 2026, the aggregate principal amount of our outstanding 2030 Notes was $750 million.
(3)	The outstanding share information set forth above is as of April 4, 2026, and excludes as of that date:
•	5,071,000 shares of common stock issuable upon the vesting and settlement of our restricted stock units, assuming any performance-based awards are achieved at maximum, under the 2023 Plan;
•	142,000 shares of common stock underlying phantom stock units;
•	24,870,675 shares of common stock reserved for future issuance upon the conversion of the 2030 Notes, of which $750,000,000 aggregate principal amount was outstanding; and
•	549,000 shares of common stock reserved for issuance under the 2023 Plan.

U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock by a Non-U.S. Holder (as defined below) that acquires such stock in this offering and that holds such stock as a capital asset (generally, property held for investment). This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular Non-U.S. Holder in light of its individual circumstances or the U.S. federal income tax consequences applicable to Non-U.S. Holders that are subject to special rules, such as controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, banks or other financial institutions, tax-exempt organizations (including private foundations), U.S. expatriates and certain former citizens or long-term residents of the United States, broker-dealers and traders in securities or currencies, or Non-U.S. Holders that hold common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment.
This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change or differing interpretation, possibly with retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the statements made and the conclusions reached in the discussion below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our common stock. This summary does not describe any U.S. state, local, or Non-U.S. income or other tax consequences (including estate, gift, and Medicare contribution tax on net investment income consequences) of owning and disposing of our common stock.
For purposes of this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not for U.S. federal income tax purposes:
•	an individual who is a citizen or resident (as determined under the Code) of the United States;
•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or any political subdivision thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (a) a United States court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions, or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner or beneficial owner in such entity will generally depend upon the status of the owner and the activities of the entity. Partners in a partnership (or beneficial owners of another entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) should consult their tax advisors as to the U.S. federal income tax consequences to them of an investment in our common stock in their particular circumstances.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.
Distributions
See the section of this prospectus supplement entitled “Dividends” relating to our Stockholder Return Policy. Distributions of cash or property on our common stock, if any, will generally be treated as dividends to the extent such distributions are paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any such distributions in excess of our current and accumulated earnings and profits will be treated first as a return of capital to the extent of the holder’s adjusted tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock, which is subject to the tax treatment described below in the section titled “—Sale, Exchange or Other Taxable Disposition.”

The gross amount of dividends paid to a Non-U.S. Holder with respect to our common stock will generally be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty), unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States). Subject to the discussion below in the sections titled “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act (“FATCA”),” dividends effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally, by providing an IRS Form W-8ECI (or any appropriate successor or replacement form)). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner in which citizens and residents of the United States are subject to U.S. federal income tax. Corporate Non-U.S. Holders may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on their “effectively connected earnings and profits,” subject to certain adjustments.
An eligible Non-U.S. Holder may obtain a reduced rate of withholding under an applicable income tax treaty by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or any appropriate successor or replacement forms), as applicable, certifying that it is not a U.S. person as defined under the Code and that it is entitled to benefits under the treaty or, if such Non-U.S. Holder’s common stock is held through certain foreign intermediaries or foreign partnerships, by satisfying the relevant certification and documentation requirements of applicable Treasury Regulations.
A Non-U.S. Holder eligible for a reduced rate of or exemption from U.S. federal withholding tax may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of the treaty.
Sale, Exchange, or Other Taxable Disposition
A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax with respect to gain recognized on the sale, exchange, or other taxable disposition of our common stock unless:
•
the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case, the Non-U.S. Holder will be subject to U.S. federal income tax on such gain on a net income basis in the same manner in which U.S. persons are subject to U.S. federal income tax and, in the case of corporate Non-U.S. Holders, may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•
in the case of a Non-U.S. Holder that is a non-resident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will generally be subject to a flat income tax at a rate of 30% (or lower applicable treaty rate) on any capital gain recognized on the disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or the period that such Non-U.S. Holder held our common stock and either (a) our common stock was not treated as regularly traded on an established securities market at any time during the calendar year in which the sale, exchange, or other taxable disposition occurs, or (b) such Non-U.S. Holder owns or owned (actually or constructively) more than 5% of our common stock at any time during the shorter of the two periods mentioned above. We believe we are not, have not been and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding
Payments of dividends on our common stock and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker generally will not be subject to backup withholding and the payment of proceeds from the sale of our common stock effected at a U.S. office of a broker will generally not be subject to information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E or other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations or otherwise establishes an exemption.
However, we are required to file information returns with the IRS in connection with any distribution on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock by a Non-U.S. Holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if (i) the proceeds are transferred to an account maintained by the Non-U.S. Holder in the United States, (ii) the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Holder at a U.S. address or (iii) the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless, in each case, the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.
In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is (i) a United States person, (ii) a “controlled foreign corporation” for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period or (iv) a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in the Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, in each case unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Moreover, certain penalties may be imposed by the IRS on a Non-U.S. Holder who is required to furnish information but does not do so in the proper manner. Non-U.S. Holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.
Foreign Account Tax Compliance Act (“FATCA”)
Certain rules may require withholding at a rate of 30% on dividends in respect of our common stock (but not on payments of gross proceeds from the sale, exchange, or other disposition of our common stock) held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) complies with an intergovernmental agreement between the United States and an applicable foreign country to report such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Treasury Department.
Withholding under FATCA generally applies to payments of dividends on our shares and to payments of gross proceeds from a sale or other disposition of our shares. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not the Bank, will determine whether or not to implement gross proceeds FATCA withholding.
If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above in the section entitled “Distributions”, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders of shares should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the shares.
Under certain circumstances, a Non-U.S. Holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our shares.
Prospective investors should consult their tax advisors regarding the possible implications of FATCA tax on an investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)
We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as book running manager of the offering and as representative of the underwriters (the “representative”). We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	7,757,142
Needham & Company, LLC	1,114,286
Oppenheimer & Co. Inc.	1,114,286
Raymond James & Associates, Inc.	1,114,286
TD Securities (USA) LLC	1,114,286
Truist Securities, Inc	1,114,286
Fifth Third Securities, Inc.	417,857
MUFG Securities Americas Inc.	417,857
Santander US Capital Markets LLC	417,857
UniCredit Capital Markets LLC	417,857
Total	15,000,000

The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $1.05 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $1.05 per share from the initial public offering price. After the initial offering of the shares to the public, if all of the shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to purchase up to 2,250,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share. The underwriting fee is $1.75 per share of common stock. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$1.75	$1.75
Total	$26,250,000.00	$30,187,500.00

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $2,050,000. We have agreed to reimburse the underwriters for expenses of up to $30,000 relating to the clearance of this offering with FINRA.
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not, during the period commencing on the date of this prospectus supplement and ending 60 days after the date of this prospectus supplement (the “company lock up restricted period”): (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any shares of common stock or any shares of the Class B common stock (together with the common stock, the “common equity”), or any securities convertible into or exercisable or exchangeable for common equity, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common equity or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common equity or such other securities, in cash or otherwise, without the prior written consent of the representative, other than (A) the shares to be sold in this offering; (B) any shares of our common stock issued upon the exercise of options granted under existing employee stock plans described in this prospectus supplement and the accompanying prospectus, and the grants of options, restricted stock, restricted stock units and phantom stock units under such existing employee stock plans described in the this prospectus supplement and the accompanying prospectus; (C) the issuance by us of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement, including any of the 2030 Notes; (D) the filing of a registration statement with the SEC on Form S-8 in connection with our employee benefit plans and arrangements; and (E) the issuance of securities in full or partial consideration for any future acquisitions or strategic investments in an aggregate amount not to exceed 5.0% of our outstanding shares of common stock as of the date of this prospectus supplement, provided that the recipients of such shares shall enter into “lock-up” agreements.
Each of our executive officers and directors has agreed that, without the prior written consent of the representative, such person will not, and will not publicly disclose an intention to, during the period commencing on the date of this offering and ending 60 days after the date of this prospectus supplement (the “individual lock up restricted period”): (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or Class B common stock beneficially owned by such person or any other securities convertible into or exercisable or exchangeable for common stock or (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or Class B common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and our directors and officers do not apply, subject in certain cases to various conditions, to certain transactions, including (i) transfers of lock-up securities as a bona fide gift or gifts, (ii) dispositions to any trust for the direct or indirect benefit of the lock-up party and/or a member of the immediate family of the lock-up party; (iii) transfers upon death by will or intestacy to a member of the immediate family of the lock-up party; (iv) the establishment of any contract, instruction or plan (a “10b5-1 Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, provided that no sales of the lock-up party’s lock-up securities shall be made pursuant to such 10b5-1 Plan during the individual lock-up restricted period; (v) sales made pursuant to a 10b5-1 Plan, provided that such 10b5-1 Plan was established prior to the date of such lock-up agreement, disclosed to the representative in writing and that any required report under the Exchange Act filed in connection with such sale shall indicate that the sale was pursuant to such 10b5-1 Plan; (vi) dispositions from any grantor retained annuity trust established for the direct benefit of the lock-up party and/or a member of the immediate family of the lock-up party pursuant to the terms of such trust; (vii) distributions to any partnership, corporation or limited liability company controlled by the lock-up party or by a member of the immediate family of the lock-up party; (viii) the exercise of stock options or vesting of restricted stock awards pursuant to our stock incentive plans described in this prospectus supplement; provided that the underlying shares of common stock shall continue to be subject to the restrictions set forth in the lock-up agreement; and (ix) transfers to us, or the withholding of lock-up securities by us, in connection with a vesting event of our securities granted pursuant to a stock incentive plan or stock purchase plan described in this prospectus supplement, to cover tax withholding obligations or the payment of taxes due in connection with the vesting event, provided that if the lock-up party is required to file a report under Section 16(a) of the Exchange Act during the individual lock-up restricted period, the lock-up party shall clearly indicate in the footnotes thereto that the purpose of such transfer is to cover such tax withholding obligations or the payment of taxes due in connection with the vesting event, and provided, further that no other public announcement shall be made voluntarily in connection with such transfer; provided that, in the case of any gift, disposition, transfer or distribution pursuant to clauses (i), (ii), (iii), (vi) or (vii), (a) such transfer shall not involve a disposition for value and (b) each donee, transferee or distributee shall agree to be bound in writing for the benefit of the representative by the same restrictions with respect to such lock-up securities as the lock-up party is bound; provided further that in the case of clauses (i), (ii), (iv), (v), (vi) and (vii), no party, including the lock-up party, shall (a) be required to, nor shall it voluntarily, file a report under the Exchange Act in connection with such disposition, transfer or other action so permitted (other than (A) a filing on Form 5 made after the expiration of the individual lock up restricted period, provided, however, if the individual lock up restricted period has not terminated by the 45th day after our fiscal year end, then a filing on Form 5 shall be permitted on such 45th day, or if such 45th day is a weekend or legal holiday, then on the next business day, (B) a filing in the case of a transfer pursuant to clause (i) required pursuant to Section 16(a) of the Exchange Act, provided, however, any such filing shall state that such transfer is a bona fide gift and that such shares remain subject to the restrictions set forth herein and (C) a public announcement or filing under the Exchange Act, if any, to the extent required by or on behalf of the lock-up party or us regarding the establishment of a 10b5-1 Plan; provided such announcement or filing shall include a statement to the effect that no transfer of lock-up securities may be made under such plan during the individual lock up restricted period) or (b) otherwise voluntarily effect any public filing, report or announcement of such disposition, transfer or other action so permitted.
Subject to certain limitations, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our common stock is listed/quoted on NYSE under the symbol “VSH”.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Certain of the underwriters or their affiliates are lenders and/or agents under our Credit Facility. Accordingly, such underwriters and/or their respective affiliates may receive a portion of the net proceeds from this offering. See “Use of Proceeds.”
Conflicts of Interest
Because affiliates of J.P. Morgan Securities LLC, TD Securities (USA) LLC, MUFG Securities Americas Inc., Santander US Capital Markets LLC and UniCredit Capital Markets LLC are lenders and/or agents under the Credit Facility, if we determine to repay all or a portion of our indebtedness under this facility with the proceeds of this offering, then these affiliates may receive 5% or more of the net proceeds of this offering. Therefore, J.P. Morgan Securities LLC, TD Securities (USA) LLC, MUFG Securities Americas Inc., Santander US Capital Markets LLC and UniCredit Capital Markets LLC may be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, neither J.P. Morgan Securities LLC, TD Securities (USA) LLC, MUFG Securities Americas Inc., Santander US Capital Markets LLC nor UniCredit Capital Markets LLC will confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the transaction from the account holder. See “Use of Proceeds.”
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any securities may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of representative for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall result in a requirement for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the company that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to prospective investors in the United Kingdom
This prospectus supplement has been prepared on the basis that the offering of the shares of common stock falls within one of the exceptions specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) and, accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. This prospectus does not constitute a prospectus for the purposes of the POATRs.
Each underwriter has represented and agreed that it has not made and will not make an offer of shares of common stock which are the subject of this prospectus to the public in the United Kingdom, except that it may make an offer:
(a)	at any time to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;
(b)
at any time to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the United Kingdom subject to obtaining the prior consent of the relevant underwriters nominated by us for any such offer; or

(c)	at any time in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.
For the purposes of this provision, the expression an “offer of securities” to the public in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.
Notice to prospective investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, no shares of common stock (1) have been or will be offered or sold and no shares of common stock have been or will be made the subject of an invitation for subscription or purchase, and no prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has been or will be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notice to prospective investors in Japan
The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the shares of common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, FINMA, and the offer of securities has not been and will not be authorized under CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of common stock.
Notice to prospective investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.
The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Australia
No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act. Any offer in Australia of our common stock may only be made to persons (“Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of twelve months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to prospective investors in Brazil
The offer and sale of the shares of common stock have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated 13 July 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian professional investors (as defined by applicable CVM Regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.
Notice to prospective investors in the People’s Republic of China
This prospectus supplement will not be circulated or distributed in the PRC and the shares of common stock will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)
This prospectus supplement relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.
Notice to prospective investors in Israel
The shares of common stock offered by this prospectus supplement have not been approved or disapproved by the Israel Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares of common stock may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus that has been approved by the ISA. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing this prospectus supplement, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered.
This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the ISA. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS
The legality of the common stock offered hereby will be passed upon for us by Troutman Pepper Locke LLP, Philadelphia, Pennsylvania. The underwriters have been represented by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because the prospectus supplement may not contain all the information that you may find important, you should review the full text of these documents.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.vishay.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and does not constitute part of this prospectus supplement.
In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:
Office of the Corporate Secretary
Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, Pennsylvania 19355
(610) 644-1300

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information in this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by information that is included directly in this prospectus supplement.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 13, 2026;
•
the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2026, that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended April 4, 2026, filed with the SEC on May 13, 2026;
•
our Current Reports on Form 8-K, filed with the SEC on January 9, 2026, February 12, 2026, February 25, 2026 and May 18, 2026, in each case only to the extent the information in such report is filed and not furnished; and

•
the description of our common stock registered under Section 12 of the Exchange Act of 1934 contained in Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended October 1, 2022, filed with the SEC on November 2, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and until the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K, unless such Form 8-K expressly provides to the contrary.
We encourage you to read our periodic and current reports. We believe these reports provide additional information about our company which prudent investors find important. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices. To obtain copies of these filings, see “Where You Can Find More Information” on page S-25 of this prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.

PROSPECTUS

Vishay Intertechnology, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Subscription Rights

We may, from time to time, offer and sell in one or more series or issuances:
•	shares of our common stock;
•	shares of preferred stock;
•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;
•	debt securities consisting of debentures, notes or other evidences of indebtedness (which may be issued as convertible or exchangeable debt securities);
•	units consisting of a combination of the foregoing securities;
•	subscription rights to purchase common stock, preferred stock or debt securities; or
•	any combination of these securities.
This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering. Any prospectus supplement may add to, update or change information contained in this prospectus. If information in any prospectus supplement or any related free writing prospectus is inconsistent with the information in this prospectus, then the information in that prospectus supplement or any related free writing prospectus will apply and will supersede the information in this prospectus. In addition, we may supplement, update or change any information contained in this prospectus by incorporating information by reference. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with any additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” carefully before you make your investment decision.
The securities offered pursuant to this prospectus may be sold at prevailing market prices or at prices different than prevailing market prices. We may offer or sell these securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “VSH.” On June 26, 2026, the last reported sale price of our common stock was $56.35 per share. If we decide to list or seek a quotation for any other securities offered hereunder, the applicable prospectus supplement or free writing prospectus will disclose the exchange or market on which those securities will be listed or quoted.
Investing in our securities involves risks. you should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 29, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time in one or more offerings, any combination of the securities described in this prospectus. Because we are a “well-known seasoned issuer,” we may also add to and offer additional securities by filing a prospectus supplement with the SEC at the time of any such offer.
This prospectus provides you with a general description of the securities we may offer. It does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Each time we offer and sell securities under this shelf registration statement, we will provide a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. For the purposes of the discussion in this prospectus, the term “prospectus supplement” shall also include any related free writing prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered and the terms of that offering, including the type and amount of securities being offered, the offering price, and the names of any underwriters, dealers or agents and any applicable commissions, discounts or over-allotment options. A prospectus supplement may also include a discussion of any risk factors or other special considerations applicable to those securities or to us. Any prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the document with the most recent date. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus, or by any other method as may then be permitted under applicable law, rules or regulations.
We have not authorized any other person to provide you with any information other than what is contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and provide no assurance as to, the reliability of any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document, or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should read this prospectus, any applicable prospectus supplement, the related exhibits filed with the SEC, and the documents incorporated by reference herein and therein carefully and in their entirety before making an investment decision. In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” in any applicable prospectus supplement or incorporated by reference in this prospectus before deciding whether to purchase any securities. Please also refer to the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.
References in this prospectus to the terms “we,” “us,” “our,” the “Company” and “Vishay” or other similar terms refer to Vishay Intertechnology, Inc. and its consolidated subsidiaries, unless expressly stated or the context otherwise indicates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on our management’s beliefs and assumptions and on information available to our management as of the date hereof or as of the date of any such document incorporated herein by reference, as the case may be. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. All statements other than present and historical facts and conditions contained in this prospectus and the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.
We have based the forward-looking statements contained in this prospectus and the documents incorporated herein by reference primarily on our expectations and projections about future events and trends as of the date hereof or as of the date of the applicable document incorporated herein by reference, as the case may be, that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include:
•	general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand;
•	delays or difficulties in implementing our cost reduction strategies;
•	delays or difficulties in expanding our manufacturing capacities;
•	an inability to attract and retain highly qualified personnel;
•	changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates;
•	competition and technological changes in our industries;
•
difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses;

•	changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same;
•	volatility in prices for metals and materials;
•	changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same;
•	changes in applicable accounting standards; and
•
other factors described in the section titled “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended April 4, 2026.

Additionally, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and the documents incorporated herein by reference. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or the applicable document incorporated herein by reference, as the case may be, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
The forward-looking statements made in this prospectus and the documents incorporated herein by reference relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
This prospectus and the documents incorporated herein by reference may contain market data and industry forecasts that were obtained from industry publications. Any such data and forecasts involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified any third-party information.

OUR COMPANY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all the information that you need to consider in making your investment decision. You should read the entire prospectus, any applicable prospectus supplement and the information incorporated herein by reference before making an investment decision. You should pay special attention to the “Risk factors” contained in this prospectus, the applicable prospectus supplement and under similar headings in the other documents that are incorporated into this prospectus to determine whether an investment in the common stock is appropriate for you. References in the offering memorandum to “the Company,” “we,” “us,” “our” and “Vishay” refer to Vishay Intertechnology, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included in the documents filed by us with the SEC, which are incorporated herein by reference.
Overview
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that support innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and healthcare markets. Serving customers worldwide, Vishay brands itself as The DNA of tech.®
Semiconductors include MOSFETs, diodes, and optoelectronic components. Passive components include resistors, inductors, and capacitors. Our semiconductor components are used for a wide variety of functions, including power control, power conversion, power management, signal switching, signal routing, signal blocking, signal amplification, two-way data transfer, one-way remote control, and circuit isolation. Our passive components are used to restrict current flow, suppress voltage increases, store and discharge energy, control alternating current and voltage, filter out unwanted electrical signals, and perform other functions.
Corporate Information
Vishay is a Delaware corporation founded in 1962 by the late Dr. Felix Zandman. Our principal executive offices are located at 63 Lancaster Avenue, Malvern, Pennsylvania 19355, and our main telephone number is (610) 644-1300. We maintain a website at www.vishay.com where general information about us is available. The information contained on or accessible through our website is not incorporated herein by reference and does not constitute a part of this prospectus.
To find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus, as well as the risk factors and other information described in any accompanying prospectus supplement and any other filings with the SEC or other documents we incorporate by reference herein or therein (including future filings we make with the SEC that are also incorporated by reference in this prospectus). Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, manufacturing expenditures, commercial expenditures, repayment and refinancing of debt, acquisitions of new technologies or businesses, investments and other corporate purposes. Additional information on the use of net proceeds from the sale of any securities by us under this prospectus shall be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF OUR COMMON STOCK
General
The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Corrected Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), in each case, as may be amended from time to time, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”) for additional information.
Authorized Shares
As of June 26, 2026, pursuant to our Certificate of Incorporation, we are authorized to issue up to 341,000,000 shares of capital stock, consisting of 1,000,000 shares of preferred stock, par value $1.00 per share, 300,000,000 shares of common stock, par value $0.10 per share, and 40,000,000 shares of Class B common stock, par value $0.10 per share.
As of June 26, 2026, we had 124,030,756 shares of common stock issued and outstanding, 12,097,148 shares of Class B common stock issued and outstanding, and no shares of preferred stock issued and outstanding.
Voting Rights
The holders of common stock are entitled to one vote for each share held. Holders of Class B common stock are entitled to 10 votes for each share held. The common stock and the Class B common stock vote together as one class on all matters subject to stockholder approval, except as set forth in the following sentence. The approval of the holders of common stock and of Class B common stock, each voting separately as a class, is required to authorize issuances of additional shares of Class B common stock other than in connection with stock splits and stock dividends.
Dividend Rights
After any required payment on shares of preferred stock, holders of common stock and Class B common stock are entitled to receive, and share ratably on a per share basis in, all dividends and other distributions declared by the board of directors of Vishay. In the event of a stock dividend or stock split, holders of common stock will receive shares of common stock and holders of Class B common stock will receive shares of Class B common stock. Neither the common stock nor the Class B common stock may be split, divided or combined unless the other is split, divided or combined equally.
Liquidation Rights
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Except as otherwise required by the DGCL or as otherwise described herein and provided in our Certificate of Incorporation, each share of common stock and each share of Class B common stock shall have identical powers, preferences and rights, including rights in liquidation.
Class B Common Stock Conversion Rights
Holders of common stock have no conversion rights. Shares of Class B common stock are convertible into shares of our common stock on a one-for-one basis at any time at the option of the holder thereof. The Class B common stock is not transferable except to the holder’s spouse, certain of such holder’s relatives, certain trusts established for the benefit of the holder, the holder’s spouse or relatives, corporations and partnerships beneficially owned and controlled by such holder, such holder’s spouse or relatives, charitable organizations and such holder’s estate. Upon any transfer made in violation of those restrictions, shares of Class B common stock will be automatically converted into shares of our common stock on a one-for-one basis.
Preemptive Rights
Neither the holders of common stock nor the holders of Class B common stock have any preemptive rights to subscribe for additional shares of our capital stock.

Listing
Our common stock is listed on the New York Stock Exchange under the trading symbol “VSH.” There is no public market for shares of our Class B common stock.
Transfer Agent and Registrar
Computershare Limited is the transfer agent and registrar of our common stock and Class B common stock.
Anti-takeover Provisions Contained in Our Certificate of Incorporation and Bylaws
Certain provisions of our Certificate of Incorporation and Bylaws may make it less likely that our management would be changed or someone would acquire control of our Company without the board of directors’ consent. These provisions may delay, defer, or prevent a change in control or takeover attempts that stockholders may consider to be in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of our common stock.
Dual-Class Capital Structure
Our Certificate of Incorporation authorizes two classes of common stock: common stock, each share of which is entitled to one vote, and Class B common stock, each share of which is entitled to ten votes. This dual-class structure concentrates voting power in the holders of Class B common stock, which may make it more difficult for third parties to acquire control of our company without the consent of those holders, even if they acquire a majority of the economic interest represented by our outstanding common stock. Transfers of Class B common stock are restricted to “Permitted Transferees” as defined in our Certificate of Incorporation, which include certain family members, trusts, and entities controlled by Class B holders. Any transfer to a non-Permitted Transferee results in automatic conversion of the transferred shares into common stock. In addition, if the number of outstanding shares of Class B common stock falls below 300,000 shares (as adjusted for stock splits and stock dividends), all outstanding shares of Class B common stock will automatically convert into shares of common stock.
Classified Board of Directors
Our Certificate of Incorporation provides that the Board of Directors is divided into three classes of directors, as nearly equal in number as possible, with each class serving a staggered three-year term. As a result, approximately one-third of the board of directors is elected at each annual meeting of stockholders. The staggered board makes it more difficult for a third party to gain control of our board of directors through a single proxy contest, since only one class of directors is up for election at any given annual meeting. As a consequence, directors may not be removed other than for cause.
Director Nomination and Election Procedures
In order to nominate candidates for the Board of Directors, a stockholder must follow the advance notice procedures described in our Bylaws. In general, a stockholder must give written notice of such nomination to our Secretary at least 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders, together with required information regarding the stockholder proponent and the nominee and the written consent of the nominee to serve as director. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, meaning that the candidates receiving the greatest number of votes are elected, regardless of whether or not they receive a majority of the votes cast. As a result, “vote no” campaigns to unseat incumbent directors may be ineffective in uncontested elections.
Stockholder Proposal Procedures
Stockholders can propose that business other than nominations to the Board of Directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our Bylaws. In general, a stockholder must submit a written notice of the proposal together with required information regarding the stockholder and the stockholder’s interest in the proposal to the Board of Directors or our secretary at least 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Stockholders seeking to have a proposal, other than director nominations, considered for inclusion in our annual proxy statement must comply with the requirements of Rule 14a-8 of the proxy rules under the federal securities laws.

Exclusive Forum
Our Bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders; (iii) any action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case unless the Company determines in writing that it is in the best interests of the Company to select an alternative forum. This exclusive forum provision does not apply to any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and such indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. If the Court of Chancery dismisses any such action for lack of jurisdiction, the action may be brought in another state court sitting in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, in the federal district court for the District of Delaware. Although our Bylaws contain this choice of forum provision, it is possible that a court could find the provision to be inapplicable or unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Related Person Transactions
Our Certificate of Incorporation provides that no contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other entity in which one or more directors or officers have a financial interest, shall be void or voidable solely for that reason, or solely because the interested director’s or officer’s vote was counted, if: (a) the material facts of the relationship or interest are disclosed to and approved in good faith by a majority of the disinterested members of the board of directors or the relevant committee; (b) the material facts are disclosed to and approved in good faith by the stockholders entitled to vote thereon; or (c) the contract or transaction is fair to the Company at the time it is authorized, approved, or ratified. Interested directors may be counted in determining the presence of a quorum at a meeting authorizing such a contract or transaction.
In addition to the provisions contained in our Certificate of Incorporation and Bylaws, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:
•
prior to the date the person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date the person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes, among other things, mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is generally a person who, together with affiliates and associates, owns, or within the three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting stock.
A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an amendment thereto duly adopted by stockholders. We have not opted out of Section 203. As a result, Section 203 may make it more difficult and expensive for a third party to acquire control of us, and could discourage attempts to acquire us, even if such an acquisition would be beneficial to our stockholders.

DESCRIPTION OF OUR PREFERRED STOCK
We are authorized, pursuant to our Certificate of Incorporation, to issue, from time to time, up to an aggregate of 1,000,000 shares of preferred stock in one or more series. As of June 26, 2026, there were no shares of our preferred stock outstanding.
Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in one or more series. Our board of directors may fix or alter the designation, preferences, rights and any qualification, limitations, or restrictions of the shares of any series, including the dividend rights, dividend rates, conversion rights, voting rights, redemption terms and prices, liquidation preferences and the number of shares constituting any series. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•	the title and stated value;
•	the number of shares offered, the liquidation preference per share and the purchase price;
•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption, if applicable;
•	any listing of the preferred stock on any securities exchange or market;
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whether the preferred stock will be convertible into our common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	voting rights, if any, of the preferred stock;
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;
•
any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

•	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.
The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.
We will issue any debt securities under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture any amendment or supplement thereto and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”), as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.
The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture which will be filed with a future prospectus supplement and any amendment or supplement thereto.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest, is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
•	any events of default, if not otherwise described below under “ - Defaults and Notice”;
•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
•	any guarantees of the debt securities;
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and
•	the terms and conditions, if any, pursuant to which the debt securities, in whole or in part, shall be defeasible.
All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series with the same terms as the original debt securities of that series (other than the issue price and the interest accrued prior to the issue date of the additional debt securities). We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.
We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
If you hold debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of debt securities but may be required to pay an amount sufficient to cover any transfer tax or other governmental charge payable in connection with such transfer or exchange.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.
Protection in the Event of Change of Control
Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or that would otherwise afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge with or into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person while such debt securities are outstanding, unless:
•
we are the surviving entity of any such transaction or the successor entity (if other than the Company) formed by such transaction is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America, or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture or otherwise all of our obligations related to such debt securities under the indenture; and

•	immediately after giving effect to the merger or consolidation, no default or event of default shall have occurred and be continuing.
Notwithstanding the foregoing, the indenture may permit any of our subsidiaries to consolidate with, merge into or transfer all or part of its properties to us. Neither an officer’s certificate nor an opinion of counsel will be required to be delivered in connection with any such transaction.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:
•	failure to pay the principal of, or premium, if any, on any debt security of such series when due and payable (whether at maturity, upon redemption, acceleration or otherwise);
•
failure to make a payment of any interest on any debt security of such series when due and payable and such failure continues for a period of 30 days (unless the entire amount of such payment is deposited with the trustee or with a paying agent prior to the expiration of the 30-day period);

•
our failure to perform or observe any other covenant or warranty in the indenture with respect to the debt securities of such series (other than defaults pursuant to a covenant or warranty that has been included in the indenture solely for the benefit of a different series of the debt securities), which failure continues uncured for a period of 60 days after we receive written notice of such failure from the trustee, or from the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series, specifying the default and requiring it to be remedied;

•	certain events relating to our or any guarantor’s bankruptcy, insolvency or reorganization; and

•
any other event of default provided with respect to the debt securities of such series, which is specified in a board resolution, a supplemental indenture thereto or an officer’s certificate delivered in connection therewith.

If an event of default with respect to debt securities of any series (other than an event of default resulting from certain events relating to our or any guarantor’s bankruptcy, insolvency or reorganization) shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all debt securities of such series (or such lesser amount as may be provided for in the case of discount securities), together with accrued and unpaid interest, if any, thereon, to be due and payable immediately by written notice to us. If an event of default resulting from certain events of our or any guarantor’s bankruptcy, insolvency or reorganization occurs, the principal amount of, and accrued and unpaid interest, if any, on, all outstanding debt securities will become due and payable immediately without any declaration or other act on the part of the trustee or any holder. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after a default occurs with respect to debt securities of any series or, if later, after a responsible officer of the trustee has knowledge of such default, give to holders of debt securities of such series notice of such default known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, or interest or premium, if any, on the debt securities of any series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before instituting a proceeding or pursuing a remedy under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs our debt securities covered by this prospectus may permit the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include that the holders of at least 25% in aggregate principal amount of the debt securities of such series then-outstanding make a prior written request upon the trustee to exercise its power under the indenture, and offer reasonable indemnity to the trustee. Even so, such holders may have an absolute right to receipt of the principal of, or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We, any guarantors and the trustee may amend or supplement any indenture that governs our debt securities, or the debt securities of one or more series, without the consent of any holder of any such debt security for certain limited purposes, including, without limitation:
•	to cure any ambiguity, defect or inconsistency;
•	to provide for the assumption of our obligations by a successor in the event of merger, consolidation or other transfer of properties or assets;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of holders of our debt securities;
•	to add guarantors or to secure the debt securities;

•	to provide for the issuance of and establish the form and terms of a new series of debt securities as permitted by the indenture; or
•	to make any change that does not adversely affect the rights of any holder.
We, any guarantors and the trustee may also amend or supplement any such indenture, and holders may waive compliance with any provision of the indenture or the debt securities, with the written consent of the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment, supplement or waiver. However, without the consent of each holder affected, no amendment, supplement or waiver may;
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of, or extend the time for payment of, interest on any debt security, including default interest;
•	reduce the principal of or change the stated maturity of any debt security, or reduce the amount of, or postpone the date fixed for, any sinking fund payment or analogous obligation;
•	reduce the principal amount of discount securities payable upon acceleration of the maturity thereof;
•
waive a default or event of default in the payment of principal of or interest on any debt security (except a rescission of acceleration by the holders of at least of majority in principal of the then-outstanding debt securities of such series and a waiver of the related payment default);

•	make the principal of, or interest on (if any), any debt security payable in any currency other than that stated in such debt security;
•
make any change to any holder’s unconditional right to receive payment of the principal of, or interest on (if any), any debt security on its stated maturity and to institute suit for the enforcement of any such payment;

•
make any change to the right of the holders of at least a majority in aggregate principal amount of the then- outstanding debt securities of each series to waive a past default and its consequences as provided in the indenture;

•	make any change to the limitations on amendments as provided in the indenture;
•	waive a redemption payment with respect to any debt security (provided, that such redemption is made at our option); or
•
if the debt securities of a series are entitled to the benefit of a guarantee, release any guarantor other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

Defeasance; Satisfaction and Discharge
The prospectus supplement relating to the applicable debt securities will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.
Any indenture that governs our debt securities covered by this prospectus may provide that we may discharge our obligations under such debt securities and the indenture with respect to such debt securities if:
•
either (A) there shall have been canceled by the trustee under the indenture, or delivered to the trustee for cancellation, all debt securities of such series theretofore authenticated and delivered (other than debt securities that have been destroyed, lost or stolen and that have been replaced or paid); or (B) all such debt securities not theretofore delivered to the trustee for cancellation (i) have become due and payable (ii) will become due and payable within one year, (iii) have been called for redemption, (iv) are to be called for redemption within one year under arrangements satisfactory to the trustee, for the giving of notice of redemption by the trustee, or (v) have been deemed paid and discharged pursuant to the indenture;

•
we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest to the maturity or date of redemption;

•	we have paid all other sums payable by us under the indenture or deposited all other required sums with the trustee; and
•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of this indenture have been complied with.

Any indenture that governs our debt securities covered by this prospectus may provide that we may be discharged from our obligations with respect to any debt securities, subject to certain exceptions. Further, any indenture that governs our debt securities covered by this prospectus may provide that we may be released from our obligations under certain sections of such indenture, subject to certain exceptions. In either case, such indenture may provide that certain conditions must be satisfied prior to such discharge or release, including, but not limited to:
•
we shall have irrevocably deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (a) money, (b) U.S. or foreign government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or (c) a combination thereof, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, accrued interest and premium, if any;

•	there shall be no continuing default or event of default with respect to such debt securities at the time of the deposit or after giving effect thereto;
•	such actions shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are bound; and
•	we shall have delivered an officer’s certificate and an opinion of counsel relating to certain tax matters and that all conditions precedent relating to the defeasance have been complied with.
Regarding the Trustee
We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.
Governing Law
The law governing the indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF OUR WARRANTS
General
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•
if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;
•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;
•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, warrants and/or subscription rights offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
We may issue units comprised of one or more shares of common stock or preferred stock, debt securities, warrants and/or subscription rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
•	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;
•	the rights and obligations of the unit agent, if any;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of Our Preferred Stock,” “Description of Our Debt Securities,” “Description of Our Warrants” and “Description of Our Subscription Rights,” will apply to each unit and to any common stock, preferred stock, debt securities, warrants or subscription rights included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock, preferred stock or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the subscription rights that we may offer. Particular terms of the subscription rights will be described in the applicable subscription rights certificate or subscription rights agreement and the applicable prospectus supplement for the subscription rights.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the subscription rights:
•	the price, if any, for the subscription rights;
•	the exercise price payable for shares of our common stock, preferred stock or debt securities;
•	the number of subscription rights issued to each securityholder;
•	the number and terms of the shares of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and
•	a discussion of any material U.S. federal income tax considerations applicable to the subscription rights.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time in one or more of the following ways, or in any combination thereof, or in any other way set forth in an applicable prospectus supplement:
•	to or through underwriters or dealers;
•	through one or more agents;
•	directly to purchasers or to a single purchaser;
•	directly to stockholders;
•	through block trades;
•	through forward contracts, hedging transactions or other derivative transactions; or
•	through a combination of any of these methods of sale.
The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price or prices which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or
•	at negotiated prices.
In connection with each offering, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. Such prospectus supplement will also describe the specific terms of the offering of the securities, including the following:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•	the public offering price of the securities and the proceeds to us from the sale of the securities;
•	any underwriting discounts, agency fees or other items constituting underwriters’ or agents’ compensation, and any discounts or concessions allowed, reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time. The maximum compensation to underwriters or dealers in connection with any offering pursuant to this prospectus and the accompanying prospectus supplement may not exceed the limits specified in the applicable guidelines of the Financial Industry Regulatory Authority.
Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
By Underwriters
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Underwriters may offer the securities directly or through underwriting syndicates represented by one or more managing underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent.
By Dealers
If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales
We may sell the securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agents will be set forth, in the applicable prospectus supplement. Agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in the applicable prospectus supplement.
We also may engage a broker-dealer from time to time to act as agent or principal for the offer of the securities in one or more placements pursuant to a distribution agreement. If we and the broker-dealer agree, we will sell to the broker-dealer as agent or as principal, and the broker-dealer will seek to solicit offers to purchase on an agency basis and/or will purchase on a principal basis, the securities. The number and purchase price (less an underwriting discount) of the securities we sell to the broker-dealer will be mutually agreed on the relevant trading day. The securities sold under the distribution agreement will be sold at prices related to the prevailing market price for such securities, and therefore exact figures regarding the price, proceeds that will be raised or commissions to be paid will be described in a prospectus supplement to this prospectus or in other filings made in accordance with and as permitted by the Securities Act and the Exchange Act. The broker-dealer may make sales of the securities pursuant to the distribution agreement in privately negotiated transactions and/or any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act including sales made on the New York Stock Exchange, the current trading market for our common stock.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities may be deemed underwriters as defined in the Securities Act, and any discounts or commissions we pay to them and any profit made by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Trading Market
Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively. Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by the Company will be passed upon for us by Troutman Pepper Locke LLP, Philadelphia, Pennsylvania. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.vishay.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.
In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:
Office of the Corporate Secretary
Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, Pennsylvania 19355
(610) 644-1300

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Our Commission filing number is 011-07416. The information incorporated by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026;
•
the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2026, that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended April 4, 2026, filed with the SEC on May 13, 2026;
•
our Current Reports on Form 8-K filed with the SEC on January 9, 2026, February 12, 2026, February 25, 2026 and May 18, 2026, in each case only to the extent the information in such report is filed and not furnished; and

•
the description of our common stock registered under Section 12 of the Exchange Act contained in Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended October 1, 2022, filed with the SEC on November 2, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K, unless such Form 8-K expressly provides to the contrary.
We encourage you to read our periodic and current reports. We believe these reports provide additional information about our company which prudent investors find important. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices. To obtain copies of these filings, see “Where You Can Find More Information” on page 23 of this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.

15,000,000 Shares

Vishay Intertechnology, Inc.
Common Stock

Prospectus Supplement
Lead Book-Running Manager
J.P. Morgan
Book-Running Managers

Needham & Company	Oppenheimer & Co.

Raymond James	TD Cowen	Truist Securities

Co-Managers

Fifth Third Securities	MUFG	Santander	UniCredit

June 29, 2026